UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2006 (May 10, 2006)

UNITED AGRI PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-111710	47-0621017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street

Greeley, Colorado 80634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 10, 2006, UAP Holding Corp. (“UAP Holdings”) and its wholly-owned subsidiary, United Agri Products, Inc. (“United Agri Products” and together with UAP Holdings, the “Companies”) jointly issued a press release regarding the amendment of certain terms of the previously announced tender offers by the Companies for any and all of the outstanding $125,000,000 principal amount at maturity of 10 3/4% Senior Discount Notes due 2012 issued by UAP Holdings and the outstanding $203,500,000 principal amount of 8 1/4% Senior Notes due 2011 issued by United Agri Products (collectively, the “Notes”), and solicitations of consents to eliminate most of the restrictive covenants in the indentures under which the Notes were issued.

The amendment increases the total consideration for the tendered and accepted Notes by reducing (i) the fixed spread for the 10 3/4% Discount Notes from 87.5 basis points to 50.0 basis points and (ii) the fixed spread for the 8 1/4% Senior Notes from 75.0 basis points to 50.0 basis points.

The tender offers and consent solicitations are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 3, 2006, as supplemented by the Supplement thereto dated May 10, 2006 and related documents.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document
99.1	Press Release dated May 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2006	UNITED AGRI PRODUCTS, INC. (Registrant)

	By:	/s/ Todd A. Suko
Todd A. Suko Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press Release dated May 10, 2006.